UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2019

URBAN OUTFITTERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	000-22754	23-2003332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 South Broad St., Philadelphia, PA		19112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (215) 454-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $.0001 per share	URBN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 4, 2019, Urban Outfitters, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders (i) elected each of the Company’s ten nominees for director to serve a term expiring at the Annual Meeting of Shareholders in 2020, (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2020 and (iii) approved, in an advisory, non-binding vote, the compensation of the Company’s named executive officers. No action was taken with respect to the shareholder proposal regarding supply chain transparency described in the Company’s Proxy Statement for the Annual Meeting as neither the proponent, nor a representative qualified under state law to present the proposal on behalf of the proponent, attended the meeting to present such proposal. The results of the voting on the proposals presented at the Annual Meeting were as follows:

1. Proposal No. 1: Election of Directors.

Nominee	For	Against	Abstain	Broker Non- Vote
Edward N. Antoian	85,829,903	175,627	193,538	3,911,826
Sukhinder Singh Cassidy	83,950,895	2,056,132	192,041	3,911,826
Harry S. Cherken, Jr.	60,542,219	25,463,523	193,326	3,911,826
Scott Galloway	85,834,031	172,560	192,477	3,911,826
Margaret A. Hayne	84,018,310	1,989,054	191,074	3,911,826
Richard A. Hayne	85,589,111	294,886	315,071	3,911,826
Elizabeth Ann Lambert	85,666,239	340,381	192,448	3,911,826
Joel S. Lawson III	85,257,912	748,081	193,075	3,911,826
Wesley McDonald	85,827,920	177,885	193,263	3,911,826
Todd R. Morgenfeld	85,828,247	182,205	188,616	3,911,826

2. Proposal No. 2: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for Fiscal Year 2020.

For	Against	Abstain	Broker Non-Vote
89,517,921	394,834	198,139	0

3. Proposal No. 3: Advisory, non-binding vote to approve executive compensation.

For	Against	Abstain	Broker Non-Vote
84,339,272	1,651,958	207,838	3,911,826

Item 8.01.	Other Events.

Board Committees

Following the Annual Meeting, the Company’s Board of Directors (the “Board”) reconstituted the membership of its Board committees to replace vacancies created as a result of certain Board members not standing for reelection and to assign appropriate committee responsibilities to the two new directors. The following table reflects the new Board positions:

	Edward N. Antoian	Sukhinder Singh Cassidy	Harry S. Cherken, Jr.	Scott Galloway	Margaret A. Hayne	Richard A. Hayne	Elizabeth Ann Lambert	Joel S. Lawson III	Wesley McDonald	Todd R. Morgenfeld
Chairman of the Board						X
Lead Independent Director	X
Committee Memberships
Audit	X							Chair	X	X
Compensation and Leadership Development							X		X	Chair
Nominating and Governance		Chair	X				X
Innovation		X		Chair	X

Share Repurchase Program

On June 4, 2019, the Board approved a share repurchase program that authorized the repurchase of 20 million of the Company’s common shares, from time to time at the Company’s discretion, subject to market conditions and at prevailing market prices. The Company may utilize various methods to effect the repurchases, which could include open market repurchases, negotiated block transactions or accelerated share repurchases, some of which may be effected through Rule 10b5-1 plans under the Securities Exchange Act of 1934, as amended. This program is in addition to the Company’s right to repurchase 6,333,957 shares remaining as of June 4, 2019 under its previous share repurchase program authorized by the Board in August 2017, pursuant to which the Company has repurchased 8,068,196 shares year-to-date as of June 4, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN OUTFITTERS, INC.

Date: June 6, 2019	By:	/s/ Francis J. Conforti
Francis J. Conforti
Chief Financial Officer